Exhibit 32.1

CERTIFICATIONS OF PERIODIC REPORT

I, Gregory Trudel, President and CEO of Encision Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

•	the Quarterly Report on Form 10-Q of the Company for the three and six months ended September 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Dated: November 14, 2024	/s/ Gregory Trudel
Gregory Trudel
President and CEO

I, Brandon Shepard, Controller and Principal Accounting Officer of Encision Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

•	the Quarterly Report on Form 10-Q of the Company for the three and six months ended September 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Dated: November 14, 2024	/s/ Brandon Shepard
Brandon Shepard
Controller, Principal Accounting Officer &
Principal Financial Officer